UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2015

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54871	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On April 30, 2015, the Board of Directors (“Board”) of BioPharmX Corporation (“Company”) adopted a quarterly cash compensation program (“Program”), which was approved by the disinterested directors of the Board and become effective on April 30, 2015. Pursuant to the Program, all outside (non-employee) directors who serve as chair of a Board committee will receive quarterly cash awards of $5,000. Pursuant to the Program, directors Stephen Morlock and Michael Hubbard will each receive quarterly cash awards of $5,000.

Also on April 30, 2015, the disinterested directors of the Board approved resolutions whereby Mr. Morlock and Mr. Hubbard each received options to purchase 50,000 shares of our common stock, par value $0.001 per share, at an exercise price of $3.00 per share, the fair market value on the date of grant. The options are subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and its related grant agreements.  The option grants will vest and become exercisable as to 1/24th of the shares each month after the vesting start date over a two year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: April 30, 2015	By:	/s/ JAMES R. PEKARSKY
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors